UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):  April 8, 2011

Anaren, Inc.
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(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York  13057
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 432-8909

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A amends the Current Report on Form 8-K of Anaren, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 8, 2011 reporting that the Company entered into a Shareholder Protection Rights Agreement (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC.  This Form 8-K/A is filed solely to correct a typographical error in the date of the Rights Agreement from April 1, 2011 to April 8, 2011.

Item 1.01.	Entry Into a Material Definitive Agreement

On April 1, 2011, the Board of Directors of Anaren, Inc., a New York corporation (the “Company”), declared a dividend payable April 27, 2011 of one right (a “Right”) for each outstanding share of common stock, par value $.01 per share (“Common Stock”), of the Company held of record at the close of business on April 27, 2011 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined).  The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of April 8, 2011 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).  The Company’s current Shareholder Protection Rights Agreement, dated as of April 20, 2001, will expire at the close of business on April 27, 2011.  The new Rights Agreement will become effective as of the Record Time and was not adopted in response to any specific proposal or intention to acquire control of the Company.

Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one share of Common Stock for $75.00 (the “Exercise Price”), subject to adjustment.  As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.  The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the “Separation Time”) (i) the tenth day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which (subject to certain exceptions) any Person, either alone or together with its associates or affiliates, (as defined in the Rights Agreement) other than the Company, a majority-owned subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned subsidiary of the Company commences a tender or exchange offer which, if consummated, would result in such Person’s becoming the Beneficial Owner of 20% or more of the outstanding shares of Common Stock (any Person having such Beneficial Ownership being referred to as an “Acquiring Person”) and (ii) the first date (the “Flip-in Date”) of public announcement by the Company or an Acquiring Person that an Acquiring Person, either alone or together with its associates or affiliates, has become such, other than as a result of a Flip-over Transaction or Event (as defined below); provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made.  The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock.  Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time).  Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time shall also evidence one Right for each share of Common Stock evidenced thereby.  Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time.  The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on April 27, 2021 and (iii) the date on which the Rights are redeemed as described below (in any such case, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.  In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person’s becoming such (the “Stock Acquisition Date”) that gave rise to the Flip in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.  In addition, the Board of Directors of the Company may, at its option, at any time after a Flip in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”).  Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions on or after the Stock Acquisition Date in which, directly or indirectly, (A) the Company shall consolidate with or shall merge into any other Person, (B) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (C) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earnings power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly owned Subsidiaries of the Company) (a “Flip-over Transaction or Event”), then the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement.  For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 75,000 (initially $0.001 per Right) (the “Redemption Price”), as provided in the Rights Agreement.  Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company.  The Rights, however, may have certain anti-takeover effects.  The Rights may cause substantial dilution to a person or group that acquires 20% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company.  Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders on or prior to the Flip-in Date, because the Rights can be redeemed before the consummation of such transaction.

The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

4.1	Shareholder Protection Rights Agreement, dated April 8, 2011, between Anaren, Inc. and American Stock Transfer & Trust Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: April 8, 2011
ANAREN, INC.

By:   /s/ Lawrence A. Sala
Name:  Lawrence A. Sala
Title:    President and Chief Executive Officer